Exhibit 99.1

                                                                    NEWS RELEASE

CONTACT:
CreditRiskMonitor, Inc.
Jerry Flum, CEO
(845) 230-3030
info@creditriskmonitor.com

FOR IMMEDIATE RELEASE

Danner Named CreditRiskMonitor's Chief Operating Officer

VALLEY COTTAGE, NY -- October 17, 2005 -- CreditRiskMonitor (OTCBB: CRMZ), announced today the appointment of William B. Danner as the company's Chief Operating Officer. He will report to Jerry Flum, CEO. Prior to this appointment, Mr. Danner had been the company's Marketing head, joining the company in May of this year. Mr. Flum said, "Bill has done an outstanding job with his marketing responsibilities, bringing professional insight, leadership and setting the stage for more rapid growth. In his newly expanded role, Bill will direct the company-wide execution of our growth strategy."

Mr. Danner, age 49, brings over 20 years of financial services and information services marketing experience to his new position. His most recent experience includes brand strategy and business development consulting for financial services. From 1997 to 2001, Mr. Danner was Vice President of Market Development at MetLife.

From 1991 to 1997, Mr. Danner held marketing positions at Dun & Bradstreet, managing two P&L's and launching several highly successful products. He ultimately served as Vice President, Strategic Planning at D&B. Before D&B, he held a series of progressively responsible marketing positions during nearly 10 years at GE Capital and GE Information Services.

Mr. Danner earned both his MBA and BA degrees at Harvard.

About CreditRiskMonitor

CreditRiskMonitor (www.crmz.com) is an Internet-based financial information service, designed to save time for busy corporate credit professionals. The service provides comprehensive commercial credit reports covering public companies world-wide and includes detailed financial statements, analysis and trend reports, credit scores, company background information, Standard & Poor's ratings, and peer analyses. Plus, it

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includes  public  record  filings  and  trade  payment  data on  millions  of US companies. The service also provides continuous news monitoring that keeps customers up to date on events affecting the credit worthiness of companies, including financial statement updates, SEC filings, S&P rating changes, and credit-relevant news stories and press releases.

Safe Harbor Statement: Certain statements in this press release, including statements prefaced by the words "anticipates", "estimates", "believes", "expects" or words of similar meaning, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, expectations or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, including, among others, those risks, uncertainties and factors referenced from time to time as "risk factors" or otherwise in the Company's Registration Statements or Securities and Exchange Commission Reports.